Exhibit 99.1
FOR IMMEDIATE RELEASE
AMERICAN COASTAL INSURANCE CORPORATION REPORTS FINANCIAL RESULTS
FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2023

Company to Host Quarterly Conference Call at 5:00 P.M. ET on November 13, 2023
The information in this press release should be read in conjunction with an earnings presentation that is available on the Company's website at investors.amcoastal.com/Presentations.

St. Petersburg, FL - November 13, 2023: American Coastal Insurance Corporation (Nasdaq: ACIC) ("ACIC" or "the Company"), a property and casualty insurance holding company, today reported its financial results for the third quarter ended September 30, 2023.

($ in thousands, except for per share data)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Gross premiums written	$103,872	$103,153	0.7%	$534,880	$453,199	18.0%
Gross premiums earned	$165,760	$138,360	19.8%	$468,435	$390,576	19.9%
Net premiums earned	$55,808	$70,226	(20.5)%	$226,301	$192,504	17.6%
Total revenues	$58,714	$72,752	(19.3)%	$228,329	$195,094	17.0%
Earnings from continuing operations, net of tax	$14,373	$(27,446)	NM	$65,092	$(41,030)	NM
Income (loss) from discontinued operations, net of tax	$(3,805)	$(43,438)	91.2%	$230,535	$(132,166)	NM
Consolidated net income (loss) attributable to ACIC	$10,568	$(70,884)	NM	$295,627	$(173,085)	NM

Net income (loss) available to ACIC stockholders per diluted share
Continuing Operations	$0.33	$(0.64)	NM	$1.48	$(0.95)	NM
Discontinued Operations	$(0.09)	$(1.01)	91.1%	5.25	(3.07)	NM
Total	$0.24	$(1.65)	NM	$6.73	$(4.02)	NM

Reconciliation of net income (loss) to core income (loss):
Plus: Non-cash amortization of intangible assets and goodwill impairment (1)	$812	$10,968	(92.6)%	$2,436	$12,592	(80.7)%
Less: Income (loss) from discontinued operations, net of tax	$(3,805)	$(43,438)	91.2%	$230,535	$(132,166)	NM
Less: Net realized gains (losses) on investment portfolio	$2	$(4)	NM	$(6,806)	$(44)	NM
Less: Unrealized gains (losses) on equity securities	$177	$(897)	NM	$792	$(4,058)	NM
Less: Net tax impact (2)	$133	$2,493	94.7%	$1,775	$3,506	(49.4)%
Core income (loss) (3)	$14,873	$(18,070)	NM	$71,767	$(27,731)	NM
Core income (loss) per diluted share (3)	$0.34	$(0.42)	NM	$1.64	$(0.64)	NM

Book value per share				$2.78	$1.86	49.5%
NM = Not Meaningful
(1) For both the three and nine months ended September 30, 2022, non-cash amortization of intangible assets included $10.2 million related to the impairment of goodwill attributable to the Company's personal residential property and casualty insurance policies (personal lines) operating segment.
(2) In order to reconcile net income (loss) to the core income (loss) measures, the Company included the tax impact of all adjustments using the 21% federal corporate tax rate.
(3) Core income (loss), and core income (loss) per diluted share, both of which are measures that are not based on GAAP, are reconciled above to net income (loss) and net income (loss) per diluted share, respectively, the most directly comparable GAAP measures. Additional information regarding non-GAAP financial measures presented in this press release can be found in the "Definitions of Non-GAAP Measures" section, below.

Exhibit 99.1
Comments from Chief Executive Officer, Dan Peed: “We are pleased to again deliver value to our shareholders. Our book value per share at September 30th increased to $2.78, and our continuing operations reported a core return on equity of 170.3%, with $14.4 million in third quarter earnings. American Coastal continues to outperform its peers and expectations. Although our personal lines segment experienced a pre-tax loss of $5.5 million, this is a significant improvement quarter-over-quarter, and we continue to take pricing and underwriting actions that improve the outlook of the personal lines segment. Consolidated net income for the third quarter was $10.6 million, including a loss on discontinued operations of $3.8 million, which shows the strength of American Coastal’s earnings power. Our focus on expense reduction and the quality of our book of business has delivered results.”

Return on Equity and Core Return on Equity

The calculations of the Company's return on equity and core return on equity are shown below.

($ in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Income (loss) from continuing operations, net of tax	$14,373	$(27,446)	$65,092	$(41,030)
Return on equity based on GAAP earnings from continuing operations, net of tax (1)	170.3%	(47.1)%	257.1%	(23.5)%

Income (loss) from discontinued operations, net of tax	$(3,805)	$(43,438)	$230,535	$(132,166)
Return on equity based on GAAP income (loss) from discontinued operations, net of tax (1)	(45.1)%	(74.6)%	NM	(75.7)%

Consolidated net income (loss) attributable to ACIC	$10,568	$(70,884)	$295,627	$(173,085)
Return on equity based on GAAP net income (loss) attributable to ACIC (1)	125.2%	(121.8)%	NM	(99.1)%

Core income (loss)	$14,873	$(18,070)	$71,767	$(27,731)
Core return on equity (1)(2)	176.2%	(31.0)%	283.5%	(15.9)%
(1) Return on equity for the three and nine months ended September 30, 2023 and 2022 is calculated on an annualized basis by dividing the net income (loss) or core income (loss) for the period by the average stockholders' equity for the trailing twelve months.
(2) Core return on equity, a measure that is not based on GAAP, is calculated based on core income (loss), which is reconciled on the first page of this press release to net income (loss), the most directly comparable GAAP measure. Additional information regarding non-GAAP financial measures presented in this press release can be found in the "Definitions of Non-GAAP Measures" section below.

Exhibit 99.1

Combined Ratio and Underlying Ratio

The calculations of the Company's combined ratio and underlying combined ratio on a consolidated basis and attributable to both the Company's personal lines and commercial residential property and casualty insurance policies (commercial lines) operating segments are shown below.

($ in thousands)	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	Change		2023	2022	Change
Consolidated
Loss ratio, net(1)	24.7%	75.1%	(50.4)	pts	22.6%	48.4%	(25.8)	pts
Expense ratio, net(2)	44.0%	64.2%	(20.2)	pts	43.2%	58.6%	(15.4)	pts
Combined ratio (CR)(3)	68.7%	139.3%	(70.6)	pts	65.8%	107.0%	(41.2)	pts
Effect of current year catastrophe losses on CR	10.5%	50.7%	(40.2)	pts	6.6%	20.3%	(13.7)	pts
Effect of prior year unfavorable (favorable) development on CR	(6.0)%	(2.6)%	(3.4)	pts	(5.2)%	(4.6)%	(0.6)	pts
Underlying combined ratio(4)	64.2%	91.2%	(27.0)	pts	64.4%	91.3%	(26.9)	pts

Personal Lines
Loss ratio, net(1)	71.2%	173.1%	(101.9)	pts	47.6%	101.3%	(53.7)	pts
Expense ratio, net(2)	138.1%	178.5%	(40.4)	pts	105.9%	116.7%	(10.8)	pts
Combined ratio (CR)(3)	209.3%	351.6%	(142.3)	pts	153.5%	218.0%	(64.5)	pts
Effect of current year catastrophe losses on CR	17.2%	78.2%	(61.0)	pts	7.8%	31.2%	(23.4)	pts
Effect of prior year unfavorable (favorable) development on CR	(4.4)%	(0.5)%	(3.9)	pts	(1.9)%	(9.2)%	7.3	pts
Underlying combined ratio(4)	196.5%	273.9%	(77.4)	pts	147.6%	196.0%	(48.4)	pts

Commercial Lines
Loss ratio, net(1)	19.5%	57.5%	(38.0)	pts	19.7%	36.1%	(16.4)	pts
Expense ratio, net(2)	33.0%	43.0%	(10.0)	pts	35.6%	44.2%	(8.6)	pts
Combined ratio (CR)(3)	52.5%	100.5%	(48.0)	pts	55.3%	80.3%	(25.0)	pts
Effect of current year catastrophe losses on CR	9.7%	45.8%	(36.1)	pts	6.5%	17.7%	(11.2)	pts
Effect of prior year favorable development on CR	(6.2)%	(3.0)%	(3.2)	pts	(5.5)%	(3.5)%	(2.0)	pts
Underlying combined ratio(5)	49.0%	57.7%	(8.7)	pts	54.3%	66.1%	(11.8)	pts
(1) Loss ratio, net is calculated as losses and loss adjustment expenses (LAE), net of losses ceded to reinsurers, relative to net premiums earned.
(2) Expense ratio, net is calculated as the sum of all operating expenses less interest expense relative to net premiums earned.
(3) Includes impairment of goodwill, which had an impact of 14.5% and 5.3% on the Company's consolidated expense ratios and a 94.9% & 28.1% impact on the Company's personal lines expense ratios during the three and nine month periods ended September 30, 2022, respectively.
(3) Combined ratio is the sum of the loss ratio, net and expense ratio, net.
(4) Underlying combined ratio, a measure that is not based on GAAP, is reconciled above to the combined ratio, the most directly comparable GAAP measure. Additional information regarding non-GAAP financial measures presented in this press release can be found in the "Definitions of Non-GAAP Measures" section, below.

Exhibit 99.1

Combined Ratio Analysis

The calculations of the Company's loss ratios and underlying loss ratios are shown below.

($ in thousands)	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	Change		2023	2022	Change
Loss and LAE	$13,764	$52,765	$(39,001)		$51,091	$93,112	$(42,021)
% of Gross earned premiums	8.3%	38.1%	(29.8)	pts	10.9%	23.8%	(12.9)	pts
% of Net earned premiums	24.7%	75.1%	(50.4)	pts	22.6%	48.4%	(25.8)	pts
Less:
Current year catastrophe losses	$5,847	$35,605	$(29,758)		$15,002	$39,021	$(24,019)
Prior year reserve unfavorable (favorable) development	(3,349)	(1,846)	(1,503)		(11,665)	(8,787)	(2,878)
Underlying loss and LAE (1)	$11,266	$19,006	$(7,740)		$47,754	$62,878	$(15,124)
% of Gross earned premiums	6.8%	13.7%	(6.9)	pts	10.2%	16.1%	(5.9)	pts
% of Net earned premiums	20.2%	27.1%	(6.9)	pts	21.2%	32.7%	(11.5)	pts
(1) Underlying loss and LAE is a non-GAAP financial measure and is reconciled above to loss and LAE, the most directly comparable GAAP measure. Additional information regarding non-GAAP financial measures presented in this press release can be found in the "Definitions of Non-GAAP Measures" section, below.

The calculations of the Company's expense ratios are shown below.

($ in thousands)	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023	2022	Change		2023	2022	Change
Policy acquisition costs	$15,600	$26,030	$(10,430)		$68,117	$69,908	$(1,791)
Operating and underwriting	2,799	3,123	(324)		8,241	10,650	(2,409)
General and administrative	6,131	15,959	(9,828)		21,507	32,231	(10,724)
Total Operating Expenses	$24,530	$45,112	$(20,582)		$97,865	$112,789	$(14,924)
% of Gross earned premiums	14.8%	32.6%	(17.8)	pts	20.9%	28.9%	(8.0)	pts
% of Net earned premiums	44.0%	64.2%	(20.2)	pts	43.2%	58.6%	(15.4)	pts

Exhibit 99.1

Quarterly Financial Results
Net income attributable to the Company for the third quarter of 2023 was $10.6 million, or $0.24 per diluted share, compared to a net loss of $70.9 million, or $1.65 per diluted share, for the third quarter of 2022. Of this income, $14.4 million is attributable to continuing operations for the three months ended September 30, 2023, an increase of $41.8 million from a net loss of $27.4 million for the same period in 2022. Drivers of net income from continuing operations during the third quarter of 2023 included increased gross premiums earned partially offset by increased ceded premiums earned driven by our 2023 quota share agreements, a decrease in our loss and LAE incurred, driven by decreased catastrophe losses, and decreased policy acquisition costs and administrative costs, as described below. This was partially offset by the recognition of losses from discontinued operations of $3.8 million, driven by the deconsolidation of activities related directly to supporting the business conducted by UPC.

The Company's total gross written premium increased by $0.7 million, or 0.7%, to $103.9 million for the third quarter of 2023, from $103.2 million for the third quarter of 2022. This increase was driven primarily by an increase in our commercial premiums written, offset by decreased personal lines premiums written. Both of these changes are driven by our focus on transitioning towards a specialty commercial lines underwriter. The breakdown of the quarter-over-quarter changes in both direct written and assumed premiums by state and gross written premium by line of business are shown in the table below.

($ in thousands)	Three Months Ended September 30,
	2023	2022	Change $	Change %
Direct Written and Assumed Premium by State (1)
Florida	$93,965	$76,606	$17,359	22.7%
New York	9,886	9,749	137	1.4
Texas	—	114	(114)	(100.0)
Total direct written premium by state	103,851	86,469	17,382	20.1
Assumed premium (2)	21	16,684	(16,663)	(99.9)
Total gross written premium by state	$103,872	$103,153	$719	0.7%

Gross Written Premium by Line of Business
Commercial property	$93,986	$76,867	$17,119	22.3%
Personal property	9,886	26,286	(16,400)	(62.4)
Total gross written premium by line of business	$103,872	$103,153	$719	0.7%
(1) We are no longer writing in Texas or South Carolina as of May 31, 2022.
(2) Assumed premium written for 2023 primarily included commercial property business assumed from unaffiliated insurers. Assumed premium written for 2022 primarily included personal property business assumed from our former subsidiary, UPC totaling $16,537,000.

Loss and LAE decreased by $39.0 million, or 73.9%, to $13.8 million for the third quarter of 2023, from $52.8 million for the third quarter of 2022. Loss and LAE expense as a percentage of net earned premiums decreased 50.4 points to 24.7% for the third quarter of 2023, compared to 75.1% for the third quarter of 2022. Excluding catastrophe losses and reserve development, the Company's gross underlying loss and LAE ratio for the third quarter of 2023 would have been 6.8%, a decrease of 6.9 points from 13.7% during the third quarter of 2022.

Policy acquisition costs decreased by $10.4 million, or 40.0%, to $15.6 million for the third quarter of 2023, from $26.0 million for the third quarter of 2022, primarily due to an increase in reinsurance commission income, driven by our quota share coverage entered into in the second quarter of 2023 in our commercial lines business. This was partially offset by increases in agent commissions, external management fees and premium taxes, all of which are driven by increased commercial lines written premiums described above.

Operating and underwriting expenses decreased by $324 thousand, or 10.4%, to $2.8 million for the third quarter of 2023, from $3.1 million for the third quarter of 2022, primarily due to decreased investments in technology quarter-over-quarter.

Exhibit 99.1

General and administrative expenses decreased by $9.9 million, or 61.9%, to $6.1 million for the third quarter of 2023, from $16.0 million for the third quarter of 2022, driven by the $10,157,000 impairment of all goodwill attributable to our personal lines operating segment in the third quarter of 2022. There was no similar transaction that occurred in 2023.

Commercial Lines Operating Segment Highlights

Pre-tax earnings attributable to the Company's commercial lines operating segment totaled $25.9 million for the third quarter of 2023 compared to $1.8 million for the third quarter of 2022. This increase can be attributed to a decrease in Loss and LAE incurred of $24.4 million, driven by decreased catastrophe losses quarter-over-quarter. In addition, policy acquisition costs decreased $8.8 million, driven by reinsurance commission income earned during the period.

This decrease in Loss and LAE incurred was partially offset by decreased revenues of $9.2 million quarter-over-quarter, driven by decreased net premiums earned during the period. Operating and underwriting expenses and general and administrative expenses remained relatively flat, with a net decrease of $184 thousand experienced quarter-over-quarter.

Personal Lines Operating Segment Highlights

Pre-tax loss attributable to the Company's personal lines operating segment totaled $5.5 million for the third quarter of 2023 compared to a pre-tax loss of $26.5 million for the third quarter of 2022. Drivers of the quarter-over-quarter decrease in pre-tax loss included: a decrease in administrative costs of $9.5 million, driven by a one-time impairment of goodwill attributable to our personal lines during 2022, a decrease in policy acquisition costs of $1.6 million driven by decreased ceding commission expense, partially offset by increased agent commission and policy administration costs, a decrease in loss and LAE incurred of $14.6 million due to decreased non-catastrophe losses and a decrease in operating expenses of $312 thousand driven by decreased investments in technology and underwriting expenses.

These decreases were partially offset by a $4.8 million decrease in revenues quarter-over-quarter. All of these changes can be attributed to the Company's shift towards becoming a specialty commercial lines underwriter, resulting in reduced writings, exposure, and lower costs associated with the servicing of this business.

Reinsurance Costs as a Percentage of Gross Earned Premium

Reinsurance costs as a percentage of gross earned premium in the third quarter of 2023 and 2022 were as follows:

	2023	2022
Non-at-Risk	(0.4)%	(0.5)%
Quota Share	(29.9)%	(11.7)%
All Other	(36.0)%	(37.0)%
Total Ceding Ratio	(66.3)%	(49.2)%

Ceded premiums earned related to the Company's catastrophe program decreased, driven by the need for less coverage for the 2023-2024 treaty year due to the reduction in the Company's geographic footprint and exposure, as well as the utilization of quota share reinsurance coverage for our commercial lines operating segment. The resulting increase in quota share reinsurance coverage increased the Company's ceding ratio overall.

Reinsurance costs as a percentage of gross earned premium in the third quarter of 2023 and 2022 for the Company's personal lines and commercial lines operating segments were as follows:

Exhibit 99.1

	Personal		Commercial
	2023	2022	2023	2022
Non-at-Risk	(2.8)%	(1.0)%	(0.2)%	(0.5)%
Quota Share	—%	—%	(31.4)%	(13.5)%
All Other	(27.8)%	(41.3)%	(36.4)%	(36.3)%
Total Ceding Ratio	(30.6)%	(42.3)%	(68.0)%	(50.3)%

Investment Portfolio Highlights

The Company's cash, restricted cash and investment holdings decreased from $340.9 million at December 31, 2022 to $286.9 million at September 30, 2023. The Company's cash and investment holdings consist of investments in U.S. government and agency securities, corporate debt and investment grade money market instruments. Fixed maturities represented approximately 98.3% of total investments at September 30, 2023 compared to 91% of total investments at December 31, 2022. The Company's fixed maturity investments had a modified duration of 4.0 years at both September 30, 2023 and December 31, 2022.

Book Value Analysis

Book value per common share increased 166.1% from $(4.21) at December 31, 2022, to $2.78 at September 30, 2023. Underlying book value per common share increased 195.3% from $(3.49) at December 31, 2022 to $3.33 at September 30, 2023. An increase in the Company's retained earnings as the result of net income from both continuing and discontinued operations in the first nine months of 2023 drove the increase in the Company's book value per share. As shown in the table below, removing the effect of AOCI increases the Company's book value per common share, as the Company has experienced unfavorable capital market conditions resulting in an accumulated other comprehensive loss position at September 30, 2023.

($ in thousands, except for share and per share data)	September 30, 2023	December 31, 2022

Book Value per Share
Numerator:
Common stockholders' equity attributable to ACIC	$120,649	$(182,039)
Denominator:
Total Shares Outstanding	43,411,686	43,280,173
Book Value Per Common Share	$2.78	$(4.21)

Book Value per Share, Excluding the Impact of Accumulated Other Comprehensive Income (AOCI)
Numerator:
Common stockholders' equity attributable to ACIC	$120,649	$(182,039)
Less: Accumulated other comprehensive loss	(23,835)	(30,947)
Stockholders' Equity, excluding AOCI	$144,484	$(151,092)
Denominator:
Total Shares Outstanding	43,411,686	43,280,173
Underlying Book Value Per Common Share(1)	$3.33	$(3.49)
(1) Underlying book value per common share is a non-GAAP financial measure and is reconciled above to book value per common share, the most directly comparable GAAP measure. Additional information regarding non-GAAP financial measures presented in this press release can be found in the "Definitions of Non-GAAP Measures" section below.

Exhibit 99.1

Conference Call Details

Date and Time:    November 13, 2023 - 5:00 P.M. ET

Participant Dial-In:    (United States): 877-445-9755
    (International): 201-493-6744

Webcast:    To listen to the live webcast, please go to https://investors.amcoastal.com and click on the conference call link at the top of the page or go to: https://event.webcasts.com/starthere.jsp?ei=1639571&tp_key=a0e6e73e3d

An archive of the webcast will be available for a limited period of time thereafter.

Presentation:     The information in this press release should be read in conjunction with an earnings presentation that is available on the Company's website at investors.amcoastal.com/Presentations.

About American Coastal Insurance Corporation

American Coastal Insurance Corporation (amcoastal.com) is the holding company of the insurance carrier, American Coastal Insurance Company, which was founded in 2007 for the purpose of insuring Condominium and Homeowner Association properties, and apartments in the state of Florida. American Coastal Insurance Company has an exclusive partnership for distribution of Condominium Association properties in the state of Florida with AmRisc Group (amriscgroup.com), a subsidiary of Truist Insurance Holdings, one of the largest Managing General Agents in the country specializing in hurricane-exposed properties. American Coastal Insurance Company has earned a Financial Stability Rating of ‘A, Exceptional’ from Demotech.

American Coastal Insurance Corporation’s portfolio of investments also includes Interboro Insurance Company, a New York domiciled personal lines carrier founded in 1914.

Contact Information:
Alexander Baty
Director of Financial Reporting, American Coastal Insurance Corp.
abaty@amcoastal.com
(727) 895-7737

Karin Daly
Investor Relations, Vice President, The Equity Group
kdaly@equityny.com
(212) 836-9623

Exhibit 99.1

Definitions of Non-GAAP Measures

The Company believes that investors' understanding of ACIC's performance is enhanced by the Company's disclosure of the following non-GAAP measures. The Company's methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Net income (loss) excluding the effects of amortization of intangible assets, income (loss) from discontinued operations, realized gains (losses) and unrealized gains (losses) on equity securities, net of tax (core income (loss)) is a non-GAAP measure that is computed by adding amortization, net of tax, to net income (loss) and subtracting income (loss) from discontinued operations, net of tax, realized gains (losses) on the Company's investment portfolio, net of tax, and unrealized gains (losses) on the Company's equity securities, net of tax, from net income (loss). Amortization expense is related to the amortization of intangible assets acquired, including goodwill, through mergers and, therefore, the expense does not arise through normal operations. Investment portfolio gains (losses) and unrealized equity security gains (losses) vary independent of the Company's operations. The Company believes it is useful for investors to evaluate these components both separately and in the aggregate when reviewing the Company's performance. The most directly comparable GAAP measure is net income (loss). The core income (loss) measure should not be considered a substitute for net income (loss) and does not reflect the overall profitability of the Company's business.

Core return on equity is a non-GAAP ratio calculated using non-GAAP measures. It is calculated by dividing the core income (loss) for the period by the average stockholders’ equity for the trailing twelve months (or one quarter of such average, in the case of quarterly periods). Core income (loss) is an after-tax non-GAAP measure that is calculated by excluding from net income (loss) the effect of income (loss) from discontinued operations, net of tax, non-cash amortization of intangible assets, including goodwill, unrealized gains or losses on the Company's equity security investments and net realized gains or losses on the Company's investment portfolio. In the opinion of the Company’s management, core income (loss), core income (loss) per share and core return on equity are meaningful indicators to investors of the Company's underwriting and operating results, since the excluded items are not necessarily indicative of operating trends. Internally, the Company’s management uses core income (loss), core income (loss) per share and core return on equity to evaluate performance against historical results and establish financial targets on a consolidated basis. The most directly comparable GAAP measure is return on equity. The core return on equity measure should not be considered a substitute for return on equity and does not reflect the overall profitability of the Company's business.

Combined ratio excluding the effects of current year catastrophe losses and prior year reserve development (underlying combined ratio) is a non-GAAP measure, that is computed by subtracting the effect of current year catastrophe losses and prior year development from the combined ratio. The Company believes that this ratio is useful to investors, and it is used by management to highlight the trends in the Company's business that may be obscured by current year catastrophe losses and prior year development. Current year catastrophe losses cause the Company's loss trends to vary significantly between periods as a result of their frequency of occurrence

Exhibit 99.1
and severity and can have a significant impact on the combined ratio. Prior year development is caused by unexpected loss development on historical reserves. The Company believes it is useful for investors to evaluate these components both separately and in the aggregate when reviewing the Company's performance. The most directly comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered as a substitute for the combined ratio and does not reflect the overall profitability of the Company's business.

Net loss and LAE excluding the effects of current year catastrophe losses and prior year reserve development (underlying loss and LAE) is a non-GAAP measure that is computed by subtracting the effect of current year catastrophe losses and prior year reserve development from net loss and LAE. The Company uses underlying loss and LAE figures to analyze the Company's loss trends that may be impacted by current year catastrophe losses and prior year development on the Company's reserves. As discussed previously, these two items can have a significant impact on the Company's loss trends in a given period. The Company believes it is useful for investors to evaluate these components both separately and in the aggregate when reviewing the Company's performance. The most directly comparable GAAP measure is net loss and LAE. The underlying loss and LAE measure should not be considered a substitute for net loss and LAE and does not reflect the overall profitability of the Company's business.

Book value per common share, excluding the impact of accumulated other comprehensive loss (underlying book value per common share), is a non-GAAP measure that is computed by dividing common stockholders' equity after excluding accumulated other comprehensive income (loss), by total common shares outstanding plus dilutive potential common shares outstanding. The Company uses the trend in book value per common share, excluding the impact of accumulated other comprehensive income (loss), in conjunction with book value per common share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes this non-GAAP measure is useful to investors because it eliminates the effect of interest rates that can fluctuate significantly from period to period and are generally driven by economic and financial factors that are not influenced by management. Book value per common share is the most directly comparable GAAP measure. Book value per common share, excluding the impact of accumulated other comprehensive income (loss), should not be considered a substitute for book value per common share and does not reflect the recorded net worth of the Company's business.

Discontinued Operations

On February 27, 2023, the Florida Department of Financial Services was appointed as receiver of the Company's former subsidiary, United Property & Casualty Insurance Company ("UPC"). As such, prior year financial results have been recast to reflect the activity of UPC and activities related directly to supporting the business conducted by UPC within discontinued operations.

Forward-Looking Statements

Statements made in this press release, or on the conference call identified above, and otherwise, that are not historical facts are “forward-looking statements”. The Company believes these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions, or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, the forward-looking statements. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words such as “may,” “will,” “expect,” "endeavor," "project," “believe,” "plan," “anticipate,” “intend,” “could,” “would,” “estimate” or “continue” or the negative variations thereof or comparable terminology. Factors that could cause actual results to differ materially may be found in the Company's filings with the U.S. Securities and Exchange Commission, in the “Risk Factors” section in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

Exhibit 99.1
Consolidated Statements of Comprehensive Income (Loss)
In thousands, except share and per share amounts

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
REVENUE:
Gross premiums written	$103,872	$103,153	$534,880	$453,199
Change in gross unearned premiums	61,888	35,207	(66,445)	(62,623)
Gross premiums earned	165,760	138,360	468,435	390,576
Ceded premiums earned	(109,952)	(68,134)	(242,134)	(198,072)
Net premiums earned	55,808	70,226	226,301	192,504
Net investment income	2,709	2,236	7,990	5,479
Net realized investment gains (losses)	2	(4)	(6,806)	(44)
Net unrealized gains (losses) on equity securities	177	(897)	792	(4,058)
Other revenue	18	1,191	52	1,213
Total revenues	$58,714	$72,752	$228,329	$195,094
EXPENSES:
Losses and loss adjustment expenses	13,764	52,765	51,091	93,112
Policy acquisition costs	15,600	26,030	68,117	69,908
Operating expenses	2,799	3,123	8,241	10,650
General and administrative expenses	6,131	15,959	21,507	32,231
Interest expense	2,718	2,358	8,156	7,080
Total expenses	41,012	100,235	157,112	212,981
Income (loss) before other income (loss)	17,702	(27,483)	71,217	(17,887)
Other income (loss)	(226)	(29)	1,168	1,562
Income (loss) before income taxes	17,476	(27,512)	72,385	(16,325)
Provision (benefit) for income taxes	3,103	(66)	7,293	24,705
Income (loss) from continuing operations, net of tax	$14,373	$(27,446)	$65,092	$(41,030)
Income (loss) from discontinued operations, net of tax	(3,805)	(43,438)	230,535	(132,166)
Net income (loss)	$10,568	$(70,884)	$295,627	$(173,196)
Less: Net loss attributable to noncontrolling interests	—	—	—	(111)
Net income (loss) attributable to ACIC	$10,568	$(70,884)	$295,627	$(173,085)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in net unrealized losses on investments	(2,761)	(15,953)	(698)	(60,232)
Reclassification adjustment for net realized investment losses (gains)	(2)	9	6,806	1,856
Income tax benefit related to items of other comprehensive income (loss)	—	—	—	49
Total comprehensive income (loss)	$7,805	$(86,828)	$301,735	$(231,523)
Less: Comprehensive loss attributable to noncontrolling interests	—	—	—	(164)
Comprehensive income (loss) attributable to ACIC	$7,805	$(86,828)	$301,735	$(231,359)

Weighted average shares outstanding
Basic	43,301,388	43,075,234	43,220,084	43,035,374
Diluted	44,142,693	43,075,234	43,888,665	43,035,374

Earnings available to ACIC common stockholders per share
Basic
Continuing operations	$0.33	$(0.64)	$1.51	$(0.95)
Discontinued operations	(0.09)	(1.01)	5.33	(3.07)
Total	$0.24	$(1.65)	$6.84	$(4.02)
Diluted
Continuing operations	$0.33	$(0.64)	$1.48	$(0.95)
Discontinued operations	(0.09)	(1.01)	5.25	(3.07)
Total	$0.24	$(1.65)	$6.73	$(4.02)

Dividends declared per share	$—	$—	$—	$0.06

Exhibit 99.1
Consolidated Balance Sheets
In thousands, except share amounts

	September 30, 2023	December 31, 2022
ASSETS
Investments, at fair value:
Fixed maturities, available-for-sale	$153,857	$204,682
Equity securities	—	15,657
Other investments	2,599	3,675
Total investments	$156,456	$224,014
Cash and cash equivalents	111,061	70,903
Restricted cash	19,427	45,988
Accrued investment income	1,540	1,605
Property and equipment, net	3,910	5,293
Premiums receivable, net	22,441	39,301
Reinsurance recoverable on paid and unpaid losses	448,358	796,546
Ceded unearned premiums	241,270	90,496
Goodwill	59,476	59,476
Deferred policy acquisition costs	28,852	52,369
Intangible assets, net	10,135	12,770
Other assets	35,581	3,920
Assets held for disposal	11,183	1,434,815
Total Assets	$1,149,690	$2,837,496
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$443,406	$842,958
Unearned premiums	325,423	258,978
Reinsurance payable on premiums	3,963	30,503
Payments outstanding	11,636	2,000
Accounts payable and accrued expenses	84,772	74,386
Operating lease liability	941	1,689
Other liabilities	8,504	5,849
Notes payable, net	148,604	148,355
Liabilities held for disposal	1,792	1,654,817
Total Liabilities	$1,029,041	$3,019,535
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 43,623,769 and 43,492,256 issued, respectively; 43,411,686 and 43,280,173 outstanding, respectively	4	4
Additional paid-in capital	396,584	395,631
Treasury shares, at cost; 212,083 shares	(431)	(431)
Accumulated other comprehensive loss	(23,835)	(30,947)
Retained earnings (deficit)	(251,673)	(546,296)
Total Stockholders' Equity	$120,649	$(182,039)
Total Liabilities and Stockholders' Equity	$1,149,690	$2,837,496